EXHIBIT 10.5

Director Compensation Letter

[Month]       , 2005

Name

Address

Re:   Payment of director compensation

Dear                   :

Based on our understanding of your obligations to [Fund], and consistent with past practice, any compensation earned by you in connection with your service as a member of the Board of Directors of the Company is to be paid to [Fund].  This letter is to memorialize that understanding.  Any fees or compensation that would otherwise be payable to you as a member of the Board or as a member or chairman of any committee of the Board will be paid directly to [Fund].

Any compensation paid generally to the members of the Board in the form of equity will be paid in cash of equivalent value to [Fund].  In the event of the termination of your directorship with the Company, all payment obligations of the Company hereunder shall cease.  Please execute and return this Agreement to the attention of the General Counsel.  The attached copy of this letter agreement is for your records.

PLAINS ALL AMERICAN GP LLC

By
[name and title]

[director’s name]

Dated: